                                                    Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              MARK SOLUTIONS, INC.
- ------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


   Delaware                                                   11-2864481
- --------------                                          ----------------------
  (State of                                                (I.R.S. Employer
Incorporation)                                          Identification Number)


                   1515 Broad Street Parkway Technical Center
                          Bloomfield, New Jersey 07003
                                 (201)893-0500
               -------------------------------------------------

               (Address, including Zip Code and Telephone Number
                  of Registrant's Principal Executive Offices)


                            Carl Coppola, President
                              Mark Solutions, Inc.
                               1515 Broad Street
                          Bloomfield, New Jersey 07003
                                 (201) 893-0500
 ------------------------------------------------------------------------------
 (Name, Address, including Zip Code, and Telephone Number of Agent for Service)


                                   A copy to:

                           Timothy J. McCartney, Esq.
                                   9 Elsa Way
                          Richboro, Pennsylvania 18954
                                 (215) 396-7156


Approximate date of proposed sale to the public:

     As soon as practicable after the effective date of this Registration Statement.


If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [XX]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________________.


                           [COVER PAGE 1 OF 2 PAGES]

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________________________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].




                        CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of Each          Amount to be    Proposed Maximum    Proposed Maximum           Amount of
Class of Securities    Registered(1)    Offering Price         Aggregate       of Registration Fee (1)
to be Registered                         Per Share (2)     Offering Price (2)
- ------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value          1,000,000          $ 5.25             $ 5,250,000            $ 1,810.34
======================================================================================================

(1) Also registered hereby pursuant to Rule 416 are such additional indeterminate shares of Common Stock or other securities as may become issuable by reason of stock splits or other adjustments pursuant to antidilution provisions.

(2) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 based upon the last sales price as reported on NASDAQ within the prior five days.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                           [COVER PAGE 2 OF 2 PAGES]

                              MARK SOLUTIONS, INC.

                             CROSS REFERENCE SHEET
               Between Items in Part I of Form S-3 and Prospectus

            Registration Statement
            Item Number and Caption                  Location in Prospectus
            -----------------------                  ----------------------


1.   Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus......    Facing Page; Cross Reference
                                                     Sheet; Outside Front Cover of
                                                     Prospectus
2.   Inside Front and Outside Back Cover
     Page of Prospectus..........................    Available Information; Table
                                                     of Contents
3.   Summary Information, Risk Factors, Ratio
     of Earnings to Fixed Charges................    Risk Factors

4.   Use of Proceeds.............................    Not Applicable

5.   Determination of Offering Price.............    Not Applicable

6.   Dilution....................................    Not Applicable

7.   Selling Security Holders....................    Selling Shareholders

8.   Plan of Distribution........................    Plan of Distribution

9.   Description of Securities to be Registered..    Not Applicable

10.  Interests of Named Experts and Counsel......    Legal Matters; Experts

11.  Material Changes ...........................    Not Applicable

12.  Incorporation of Certain Information
     by Reference ...............................    Incorporation of Certain
                                                     Documents by Reference

13.  Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.................................    Not Applicable

Prospectus

                              MARK SOLUTIONS, INC.
                        1,000,000 Shares of Common Stock


     This Prospectus relates to the sale of up to 1,000,000 shares of common stock, $ .01 par value (the "Common Stock") of Mark Solutions, Inc. ("Mark") which are issuable upon conversion of Mark's $ 2,200,000 Principal Amount 7% Convertible Debentures (the Debentures") or paid as interest on the Debentures. The Debentures were issued by Mark in a private placement in August 1996. The Debentures are convertible, in whole or in part, at the option of the holder, into that number of shares of Common Stock at a conversion price which is the lesser of (i) $ 5-3/16 or (ii) 80% of the average of the closing bid price on the five trading days immediately proceeding the date(s) of conversion.

Interest is payable in cash or Common Stock at Mark's option. Mark is obligated to keep the registration statement (the "Registration Statement"), of which this Prospectus forms a part, effective until August 22, 1999.

     All of the shares of Common Stock offered hereby (the "Shares") are being sold for the account of and by the person(s) named under the caption "Selling Shareholders". Mark is bearing the cost related to the Registration Statement. The Selling Shareholders have advised Mark that the Shares may be sold by the Selling Shareholders or by its pledgees, donees, transferees or other successors in interest from time to time in the open market or in privately negotiated transactions at prices satisfactory to the seller. See "Plan of Distribution". Mark will receive no proceeds from the sale of the Shares.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. See "Risk Factors".

     The Common Stock is traded on NASDAQ Small Cap Market under the symbol "MCSI". On September **, 1996, the closing sales price of the Common Stock was $ **** per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               --------------------------------------------------
               The date of this Prospectus is September **, 1996.

     No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or solicitation of an offer to purchase, the securities offered by this Prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securities being offered pursuant to this Prospectus shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Prospectus.


                             AVAILABLE INFORMATION

     Mark has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto the "Registration

Statement") under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits thereto. Mark is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Mark files reports and other information with the Commission.

     The Registration Statement, reports and other information filed by Mark with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, 1401 Brickell Avenue, Suite 200, Miami, Florida 33131, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, 1801 California Street, Suite 4800, Denver Colorado 80202 and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by Mark with the Commission pursuant to the Exchange Act are incorporated and made a part of this Prospectus by reference:

(1) Mark's Annual Report on Form 10-K for the year ended June 30,
    1995;

(2) Mark's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996;

(3) Mark's Current Report on Form 8-K dated October 13, 1995;

(4) Mark's Current Report on Form 8-K dated May 28, 1996; and

(5) The description of the Common Stock contained in the Registration Statement on Form 8-A.

     All documents filed by Mark pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering contemplated by his Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statements contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed documents which also is or is deemed to be incorporated by reference herein modified or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Mark undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Prospectus, other than exhibits to such documents (unless such documents are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ms. Cheryl Gomes, Mark Solutions, Inc., 1515 Broad Street, Bloomfield, New Jersey 07003, Telephone Number (201) 893-0500.

                               TABLE OF CONTENTS


                                                                      Page
                                                                      ----
Available Information . . . . . . . . . . . . . . . . . . . . . . .     2
Incorporation of Certain Documents by Reference . . . . . . . . . .     3
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . .     9
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . .     9
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

                                  THE COMPANY

       Mark Solutions, Inc. ("Mark") is a Delaware corporation which operates its various businesses through wholly-owned subsidiaries and a division.

       Mark is engaged in the design, manufacture, assembly and/or distribution of (i) modular steel cells for housing of the general prison population as well as for use as infectious disease isolation units for correctional institutions and health care facilities, (ii) a treatment booth for communicable diseases and (iii) diagnostic support and archiving computer systems marketed under the name "IntraScan".

     Mark's modular cells meet or exceed all applicable building and safety code requirements in the United States and can be manufactured and installed more efficiently than traditional housing alternatives by virtue of lower labor and construction costs and shorter installation time. Management also believes that its prefabricated modular cell manufacturing process has other applications such as temporary emergency housing and permanent shelters, although no assurances can be given that such applications will be successfully developed and marketed.

     Management believes that continued nationwide judicial and legislative emphasis on an expedient easing of the overcrowding conditions of correctional institutions, as well as the increase in the demand for isolation and treatment quarters for both correctional institutions and healthcare facilities, due to the rise in communicable diseases such as tuberculosis and the HIV virus, present a significant growth opportunity for Mark. However, there can be no assurance that any such business will develop.

       Mark was incorporated under the laws of the State of Delaware on September 29, 1986 under the name "Showcase Cosmetics, Inc." Mark's principal executive office is located at Parkway Technical Center, 1515 Broad Street, Bloomfield, New Jersey 07003 and its telephone number is (201) 893-0500.

                                  RISK FACTORS

     Prospective investors in the Common Stock should give careful consideration to the following risks in making a decision concerning the securities offered hereby.

     1. Poor Financial Condition; Going Concern Opinion. Mark has experienced significant operating losses and working capital and liquidity deficiencies over the past several years. Mark had net losses of $ 5,190,073 and $ 3,411,208 for the fiscal year ended June 30, 1995 and the nine months ended March 31, 1996. In addition, Mark had an accumulated deficit of $ 20,512,806 at March 31, 1996. Mark has and will continue to experience such financial difficulties in the foreseeable future absent significant increases in the sale of modular cells, its principal product. Accordingly, based on past operating results there can be no assurance that Mark will be able to operate profitably. The report of the independent certified public accountants for the fiscal year ended June 30, 1995 includes an explanatory paragraph regarding substantial doubt about Mark's ability to continue as a going concern due to the recurring losses from operations. Mark's poor financial condition could adversely effect its ability to raise additional working capital pursuant to private sales of its securities.


     2. Limited Market; Contracts for Modular Cells. Mark has derived substantially all of its revenue from the sale of its modular cells and disease containment units to correctional institutions and management believes that the sale of these products will continue to represent virtually all of Mark's operating revenues through December 31, 1996. The correctional institution market presents substantial sales obstacles. Unless the project is very small, correctional institutions, like other government agencies, must submit proposed projects to public bidding by prospective suppliers. The purchasing agency is obligated to select from among the bidders based on objective criteria. On the other hand, private purchasers generally do not require bidding and a vendor such as Mark would have the opportunity to convince the purchaser to deal with Mark to the exclusion of competitors.

     Mark continually bids on and solicits joint venture opportunities regarding construction projects utilizing its modular steel cell products. Mark currently has contracts for it modular cells aggregating $ 1,984,505 in revenue.

     3. Working Capital Requirements. The ultimate success of Mark may depend upon its ability to raise additional equity or obtain debt financing until it can improve its operating results. To date Mark has primarily met its working capital requirements by the private issuance of its securities, including the Debentures. Absent proceeds from the exercise of outstanding warrants and improvement in the operations of Mark, management believes that its present available working capital will be utilized by June 30,

1997. Mark has been unable to secure commercial and bank financing. In the event Mark must seek other sources of working capital, it will most likely have to rely on additional private sales of its equity or debt securities. While Mark has been successful in raising working capital through private sources in the past, no assurance can be given that such sources will be available, or, if available, on terms satisfactory to Mark. Mark will initially look to the exercise of outstanding warrants to the extent that additional working capital is necessary.

     4. Competition. The construction industry in general and the government construction industry in particular are highly competitive. Due to the use of concrete and other traditional construction methods in the substantial majority (approximately 95%) of correctional facility construction, Mark competes for market share with a number of major construction companies. Such competition is not with respect to any particular project, but in efforts to convince the purchasing agency to utilize steel cell construction rather than traditional methods. With respect to those projects which incorporate modular steel cell specifications in its design criteria, other companies are beginning to enter the field. Some of these companies have greater financial resources than Mark. In addition, a number of manufacturers which have greater financial and marketing resources than Mark, and which currently produce sheet metal products, could ultimately enter the modular cell business in competition with Mark. Accordingly, there can be no assurance that Mark will be able to successfully compete in the market for modular steel cells, which are Mark's most significant product.

     5. Dependence on Key Person. Mark is dependent upon the continued services of Carl C. Coppola, its Chairman of the Board, President and Chief Executive Officer. The loss of Mr. Coppola could have a material adverse effect on Mark. Mark is the beneficiary of a term life insurance policy of $1,000,000 on the life of Mr. Coppola.

     6. Bonding Qualifications. In connection with some government construction projects, Mark is required to provide performance and completion bonds as a condition to submission or participation in a bid. Due to Mark's financial condition, it has experienced difficulty in obtaining such bonds and obtained the required bonds for its only modular cell project through the assistance and guarantee of another business entity owned by an outside director. To date Mark has not limited its bidding activity nor lost any projects due to its limited bonding capacity. However, as Mark is awarded multiple projects, the inability to obtain bonds may limit the number of additional projects Mark can pursue and have a material adverse effect on the operations of Mark.

     7. Subcontractor Credit Risk. Mark's manufacturing operations are limited to the steel modular cell for use as one component of correctional institution projects. Therefore, Mark may not be the prime contractor on a project, but a subcontractor.

Under these circumstances, Mark usually will not have the direct financial obligation of the government agency or other purchaser, but will be primarily relying on the prime contractor regarding payment for its products. This presents a greater credit risk to Mark.

     8. Related Party Transactions. Mark has been a party to business transactions with certain officers, Directors or their affiliates. Mark intends to purchase goods and services in the ordinary course of business from related parties and may determine based upon circumstances at that time to engage in additional transactions with officers, Directors, principal shareholders or affiliates. While Mark believes these transactions have been on terms no less favorable than could be obtained from unaffiliated parties, such situations present potential conflicts of interest.

     9. No Dividends. Mark has never paid a cash dividend on its Common Stock. Mark does not intend to pay in the foreseeable future, cash dividends on the Common Stock but intends to retain its earnings to finance growth.

                              SELLING SHAREHOLDERS


     The 1,000,000 shares of Common Stock offered hereby are being offered for the account of the following person(s). The information regarding such person(s) and beneficial ownership of Common Stock has been provided by the Selling Shareholders.


                               Shares of                       Shares of
                             Common Stock     Shares of       Common Stock
                             Beneficially    Common Stock     Owned After
                               Owned(1)        Offered         Offering(1)
Name                         ------------    ------------     ------------
- ------------------------
Southbrook International
 Investments, Ltd.             424,097         424,097             0

- --------------
(1) Assumes payment of interest on Debentures in cash and conversion of the entire principal amount of Debentures at a conversion price of $ 5-3/16 the closing bid price on the day immediately preceeding the issuance date of the Debentures.



                              PLAN OF DISTRIBUTION

     The sale of shares of Common Stock by the Selling Shareholders may be effected from time to time in transactions on one or more exchanges or in the over-the-counter market, or otherwise in negotiated transactions, through the timing of options on the shares or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares of Common Stock in an exchange distribution in accordance with the rules of such exchange to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation). The Selling Shareholders and any broker-dealers who act in connection with the sale of the shares of Common Stock hereunder may be deemed to be" underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     In addition, any securities covered by the Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Prospectus, as supplemented. From time to time the Selling Shareholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of Mark or derivatives thereof, and may sell and deliver the shares in connection therewith.

     From time to time Selling Shareholders may pledge their shares pursuant to the margin provisions of their respective customer agreements with their respective brokers. Upon a default by a Selling Shareholder, the broker may offer and sell the pledged shares of the Common Stock from time to time.

                                 LEGAL MATTERS

    Timothy J. McCartney, Esq. has acted as counsel for Mark and has rendered an opinion on the validity of the shares of Common Stock to be issued upon conversion of the debentures.


                                    EXPERTS

     Mark's consolidated balance sheets as of June 30, 1995 and 1994 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1995 incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding the substantial doubt about Mark's ability to continue as a going concern, of Sax Macy Fromm & Co., P.C., independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                INFORMATION NOT REQUIRED IN FORM S-3 PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.


     The following is a list of the estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions.

                         Item                                   Amount
                         ----                                  -------
         Registration Fee. . . . . . . . . . . . . . . . . .   $ 1,810
         Accountants' Fees and Expenses. . . . . . . . . . .     2,000
         Blue Sky Filing Fees and Expenses . . . . . . . . .     3,000
         Legal Fees and Expenses . . . . . . . . . . . . . .    10,000
         Miscellaneous . . . . . . . . . . . . . . . . . . .     5,000
                                                               -------
                  Total. . . . . . . . . . . . . . . . . . .   $21,810
                                                               =======


Item 15.  Indemnification of Directors and Officers.

          Reference is made to Article Seven of the Certificate of Incorporation of the Registrant and Section 145 of the Delaware General Corporation Law.

     Article Seventh of the Certificate of Incorporation of the Registrant provides for indemnification to the full extent permitted by Delaware law of all persons whom it shall have the power to indemnify thereunder. Section 145 of the General Corporation Law of the State of Delaware ("GCL") contains provisions entitling directors and officers of the Registrant to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of being or having been a director or officer of the Registrant provided said officers or directors acted in good faith. GCL Section 145 provides broad powers of indemnification of directors and officers by their corporation. For example, the board of directors, the shareholders, or independent legal counsel in some circumstances may authorize the corporation to indemnify any officer or director again expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonable incurred by him in connection with any "threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, whether civil, criminal, administrative or investigative - by reason of the fact that he is or was a director or officer of the corporation, if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful". With respect to any threatened, pending or completed action or suit by or in the right of a Delaware corporation, the corporation may in like manner indemnify any officer or director against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such personal shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, but only if and to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Should a director or officer defend litigation arising out of his office and be successful on the merits or otherwise in defense of the action, GCL
Section 145 provides that such officer or director shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Finally, a corporation organized under the GCL shall have power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as an officer or a director, whether or not the corporation would have the power to indemnify him against such liability under the before described provisions of Section 145 of the GCL.


Item 16.  Exhibits.

          The exhibits to this Registration Statement are listed in the Exhibit Index hereto and are incorporated herein by reference.


Item 17.  Undertakings.

          (A) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons, if any, of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (B) With respect to the common stock underlying the Warrants, the undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                               POWER OF ATTORNEY

     Mark Solutions, Inc., and each of the undersigned do hereby appoint Carl Coppola, its or their true and lawful attorney to execute on behalf of Mark

Solutions, Inc. and the undersigned any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bloomfield, State of New Jersey, on September 5, 1996.

                                  MARK SOLUTIONS, INC.

                                  By:  /s/ Carl Coppola
                                     ------------------------------
                                       (Carl Coppola, Chief
                                       Executive Officer and
                                       President)

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                   Title                  Date
     ---------                   -----                  ----

/s/ Carl Coppola        Chief Executive Officer   September 5, 1996
- ----------------------  President and Director
(Carl Coppola)          (Principal Executive
                        Officer),Principal
                        Financial and
                        Accounting Officer


/s/ Richard Branca      Director                  September 5, 1996
- ----------------------
(Richard Branca)


/s/ Ronald E. Olszowy   Director                  September 5, 1996
- ----------------------
(Ronald E. Olszowy)


/s/ William Westerhoff  Director                  September 5, 1996
- ----------------------
(William Westerhoff)



/s/ Michael Nafash      Director                  September 5, 1996
- ----------------------
(Michael Nafash)

                                 EXHIBIT INDEX


                                                                   Sequential
Exhibit                                                            Page No.if
Number    Description                                              applicable
- -------   -----------                                              ----------
   2.     a) -- Agreement and Plan of Reorganization
                dated December 23, 1992, as amended,
                between Mark, Showcase Cosmetics,
                Inc. and Mark Acquisition Corp.
                (Incorporated by reference to
                Exhibit I to Mark's Proxy
                Statement/Prospectus, under its
                former name "Showcase Cosmetics,
                Inc.", dated October 8, 1993 to Form
                S-4 Registration Statement [File No.
                33-61176], referred to herein as
                "Mark's Form S-4").

          b) -- Stock Purchase Agreement between
                Mark and Ian Baverstock, Jonathan
                Newth, David Payne and Joanna Tubbs
                dated April 5, 1996. (Incorporated
                by reference to Exhibit 1 to Mark's
                Current Report on Form 8-K - Date Of
                Report May 28, 1996, referred to
                herein as " Mark's Form 8-K").

          c) -- Stock Purchase Agreement between
                Mark and Christopher Cummins and
                Moira Addington dated April 24,
                1996. (Incorporated by reference
                to Exhibit 2 to Mark's Form 8-K).


   3.     a) -- Certificate of Incorporation,
                as amended (Incorporated by
                reference to Exhibit 3.a) to
                Mark's Form 10-K for the fiscal
                year ended June 30, 1994)

          b) -- By-laws (Incorporated by

                reference to Showcase Exhibit
                3 b) to Mark's Form S-4)


   4.     a) -- Specimen Stock Certificate
                (Incorporated by reference to Mark
                Exhibit 4 a) to Mark's Form S-4)

          b) -- Form of Warrant Certificate
                (Incorporated by reference to Mark
                Exhibit 4 b) to Mark's Form S-4)


   5.           Opinion of Timothy J. McCartney, Esq.         22
                                                             ---

  23.     a) -- Consent of Sax Macy Fromm & Co., P.C.
                (included on page II-7)

          b) -- Consent of Timothy J. McCartney,
                Esq. (included in Exhibit 5)

  24.           Power of Attorney (included on page
                II-4)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 7, 1995 (except for Note 1, as to which date is September 25, 1995), which report includes an explanatory paragraph regarding the substantial doubt about Mark Solutions, Inc.'s ("Mark") ability to continue as a going concern, on our audits of the consolidated financial statements of Mark as of June 30, 1995 and 1994 and for the years ended June 30, 1995, 1994 and 1993 appearing in Mark's Annual Report on Form 10-K for the year ended June 30, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of the Registration Statement.




                                     Sax Macy Fromm & Co., P.C.
                                     Certified Public Accountants


Clifton, New Jersey
September 5, 1996